UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Management Incentive Plan. On March 15, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NetBank, Inc. (the “Company”) formally approved the NetBank, Inc. Management Incentive Plan (Plan Year 2007) (the “MIP”) for executive and other officers of the Company, including Steven F. Herbert, Chief Executive Officer, James P. Gross, Chief Financial Officer, and Charles E. Mapson, Chief Legal Counsel (each of whom is a principal executive officer, principal financial officer or “named executive officer” of the Company as defined in Instruction 3 to Item 5.02 of Form 8-K and are referred to herein as the “NEOs”).  In addition, the Committee established performance criteria and maximum incentive bonus payments for the NEOs under the MIP.  The summary description of the MIP contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the MIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Any incentive bonus payments to the NEOs will be awarded in the form of shares of the Company’s common stock (“Shares”), subject to the final approval of the Committee, administered under the NetBank, Inc. 1996 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), and made in the form of a “Stock Award” under, and pursuant to, the Stock Incentive Plan and a stock award agreement between the Company and the NEO substantially in the form attached as Exhibit A to the MIP.  The incentive bonus Stock Awards will vest fifty percent (50%) immediately on the grant date, with the remaining fifty percent (50%) vesting on the one year anniversary of the grant date.

The Committee established a target incentive bonus (cash equivalent) for each NEO under the MIP as a percent of the NEO’s 2007 base salary. The target incentive bonus (number of Shares) is determined by dividing (i) the target incentive bonus (cash equivalent) by (ii) the closing price of the Company’s common stock on the last business day of fiscal year 2006, December 29, 2006 ($4.64 per Share).  An NEO can earn an incentive bonus ranging from a minimum of 0% to a maximum of 200% of the target incentive bonus. The following chart sets forth the target and maximum incentive bonus established by the Committee for each NEO under the MIP for 2007.

NEO	2007 Base Salary	Target as a % of Base Salary	Target Incentive Bonus (Cash Equivalent)	Target Incentive Bonus (Shares)*	Maximum Incentive Bonus (Shares)*
Steven F. Herbert	$360,000	100%	$360,000	78,000	156,000
James P. Gross	$240,000	50%	$120,000	26,000	52,000
Charles E. Mapson	$200,000	50%	$100,000	22,000	44,000

* Rounded to the nearest 1,000 Shares in accordance with the MIP

For NEOs other than the Chief Executive Officer, the NEO’s performance under the MIP will be based upon performance in three sections: overall Company performance, line of business performance and individual performance, with each section being assigned a relative weight that may vary among NEOs based upon the NEO’s level within the Company. The Chief Executive Officer’s incentive bonus will be based solely on the overall Company performance section.  After the end of the 2007 plan year, incentive bonuses under the MIP will be determined based on actual performance relative to the various performance goals and performance measures established by the Committee.

For 2007, the Committee based the overall Company performance section measures on banking and leasing net income, mortgage business and servicing net income, overhead and deposit growth.  Line of business performance section measures vary between business unit and executive officer and include such measures as expense and budget management; customer service and quality control; achievement of business unit objectives; and systems and process implementation and improvements.  Individual performance section measures for executive officers are based on items such as leadership, Company core values, individual objectives, regulatory relations, and interaction with the Board and other management.

Turn-Around Bonus Plan.  On March 15, 2007, the Committee also formally approved the NetBank, Inc. Turn-Around Incentive Bonus Plan (the “Turn-Around Plan”) for certain executive and other officers of the Company, including the NEOs described above, and established performance criteria and maximum incentive bonus payments under the Turn-Around Plan.  The summary description of the Turn-Around Plan contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Turn-Around Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Turn-Around Plan is cash denominated, however, any payout of an incentive bonus to an NEO under the Turn-Around Plan will be paid in the number of Shares equal to the earned cash amount. The number of Shares will be calculated by dividing the earned cash amount by the closing price of the Shares at the close of business on the date the payout is approved by the Committee.  All incentive bonus payouts under the Turn-Around Plan are subject to the approval of the Committee and administered under the Stock Incentive Plan. Payouts will be in the form of a “Stock Award” under, and pursuant to, the Stock Incentive Plan, and pursuant to a stock award agreement between the Company and the NEO, a form of which is attached as Exhibit A to the Turn-Around Plan.  Fifty percent (50%) of any Shares awarded under the Turn-Around Plan vest immediately on the grant date and the remaining fifty percent (50%) vest on the one year anniversary of the grant date.

The Turn-Around Plan is made up of several components:  target incentive, sections, goals and performance measures.  The Committee established a target incentive bonus for each NEO and an NEO can earn an incentive bonus ranging from a minimum of 0% to a maximum of 200% of the target incentive bonus. The following chart sets forth the maximum, target and minimum incentive bonus for each NEO under the Turn-Around Plan:

NEO	Maximum Incentive Bonus	Target Incentive Bonus	Minimum Incentive Bonus
Steven F. Herbert	$250,000	$125,000	$—
James P. Gross	$83,333	$41,666	$—
Charles E. Mapson	$83,333	$41,666	$—

An NEO’s performance under the Plan is assessed in two sections – tactical action plans and restoring profitability.  One or more specific goals are assigned under each section and each goal is assigned a relevant performance measure.  The performance period for the Turn-Around Plan ends on June 30, 2007.  After the end of the performance period, incentive bonuses under the Turn-Around Plan are determined by the Committee based on actual performance relative to the various goals and performance measures established, provided that an overriding condition to any payout is that the Company not have a pre-tax net loss of more than $18 million for the period beginning January 1, 2007 and ending June, 30, 2007.

In the case of an NEO’s death, total disability or termination of employment without cause, or a change in control (as defined in the Turn-Around Plan) of the Company (“Early Settlement Event”) prior to the end of the performance period, the NEO will receive a payout equal the NEO’s maximum potential incentive bonus regardless of the NEO’s achievement of any goals or other performance criteria under the Turn-Around Plan.  Any Shares awarded due to an Early Settlement Event will vest immediately in full on the date of grant.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.  The following materials are filed as exhibits to this current report:

Exhibit Number	Description of Exhibit
10.1	NetBank, Inc. Management Incentive Plan (Plan Year 2007)
10.2	NetBank, Inc. Turn-Around Incentive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: March 21, 2007
	By:	/s/ Charles E. Mapson
Charles E. Mapson
Chief Legal Counsel